UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011 (February 25, 2011)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

Indenture and Notes

On February 10, 2011, Energy XXI Gulf Coast, Inc. ( “EXXI Gulf Coast”), Energy XXI (Bermuda) Limited  (the “Company”) and several of EXXI Gulf Coast’s wholly-owned subsidiaries (the “Subsidiary Guarantors,” and, together with the Company, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with RBS Securities Inc. (the “Initial Purchaser”), relating to the issuance and sale of $250,000,000 in aggregate principal amount of EXXI Gulf Coast’s 7.75% senior unsecured notes due 2019 (the “Notes”). The Notes have a yield to maturity of 7.75%. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act.

The Notes were issued pursuant to an indenture, dated February 25, 2011 (the “Indenture”), among EXXI Gulf Coast, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of EXXI Gulf Coast. The Notes will rank equally in right of payment with all of EXXI Gulf Coast’s existing and future senior indebtedness and senior in right of payment to any of EXXI Gulf Coast’s future subordinated indebtedness. The Notes will effectively be junior in right of payment to all of EXXI Gulf Coast’s existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Guarantors, and by certain future subsidiaries of EXXI Gulf Coast.

Interest and Maturity

The Notes will mature on June 15, 2019, and interest is payable on the Notes on June 15 and December 15 of each year, commencing June 15, 2011.

Optional Redemption

EXXI Gulf Coast has the option to redeem all or a portion of the Notes at any time on or after June 15, 2015 at the redemption prices specified in the Indenture plus accrued and unpaid interest. EXXI Gulf Coast may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to June 15, 2015. In addition, EXXI Gulf Coast may redeem up to 35% of the Notes prior to June 15, 2014 under certain circumstances with the net cash proceeds from certain equity offerings.

Certain Covenants

The Indenture restricts EXXI Gulf Coast’s ability and the ability of its restricted subsidiaries to: (i) transfer or sell assets; (ii) make loans or investments; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) incur or guarantee additional indebtedness or issue disqualified capital stock; (v) create or incur certain liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) consummate a merger, consolidation or sale of all or substantially all of our assets; (viii) enter into transactions with affiliates; and (ix) engage in business other than the oil and gas business. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on the Notes; (iii) failure by EXXI Gulf Coast to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by EXXI Gulf Coast or any of its restricted subsidiaries or the Company to comply for 30 days after notice with certain provisions under the Indenture; (v) failure by EXXI Gulf Coast or the Company to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or similar instrument of indebtedness of EXXI Gulf Coast or any of its restricted subsidiaries, if the indebtedness aggregates $15 million or more, and that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period or (b) results in the acceleration of such indebtedness prior to its stated maturity; (vii) failure by EXXI Gulf Coast or any of its restricted subsidiary to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to EXXI Gulf Coast or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to EXXI Gulf Coast, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, EXXI Gulf Coast and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser, dated February 25, 2011. Pursuant to the Registration Rights Agreement, EXXI Gulf Coast and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, EXXI Gulf Coast and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. EXXI Gulf Coast and the Guarantors will use their reasonable best efforts to cause a registration statement with respect to this exchange to be declared effective under the Securities Act within 270 days after the issuance of the Notes. EXXI Gulf Coast and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchaser and certain of its affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to EXXI Gulf Coast and the Guarantors, for which they receive customary fees and expense reimbursement. The Initial Purchaser or its affiliate is a lender and agent under EXXI Gulf Coast’s revolving credit facility.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of February 25, 2011 among Energy XXI Gulf Coast, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of February 25, 2011 among Energy XXI Gulf Coast, Inc., the Guarantors named therein and the Initial Purchaser named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: February 28, 2011	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of February 25, 2011among Energy XXI Gulf Coast, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of February 25, 2011among Energy XXI Gulf Coast, Inc., the Guarantors named therein and the Initial Purchaser named therein.